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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Mego Mortgage Corporation on Form S-1 of our report dated December 14, 1998, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP


San Diego, California
December 14, 1998